UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 21, 2022

THIRD HARMONIC BIO, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-41498	83-4553503
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Technology Square, 8th Floor
Cambridge, Massachusetts		02139
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 617 915-6680

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	THRD	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Cambridge Lease Agreement

On October 21, 2022, Third Harmonic Bio, Inc. (the “Company”) entered into a lease agreement (the “Cambridge Lease Agreement”) with 130 Prospect Limited Partnership (the “Cambridge Landlord”), with a commencement date of December 1, 2022 (the “Commencement Date”). The Cambridge Lease Agreement premises includes approximately 10,356 square feet, located at 130 Prospect Street, Cambridge, Massachusetts (the “Cambridge Premises”). The Cambridge Lease Agreement has an initial term of 63 months. The aggregate estimated rent payments due over the initial term of the Cambridge Lease Agreement is approximately $4.0 million. The Company will pay a security deposit of $0.25 million either in cash or in the form of an irrevocable standby letter of credit. Notwithstanding the foregoing, the Cambridge Lease Agreement is subject to the Prior Tenant (as defined in the Cambridge Lease Agreement) entering into an agreement with the Cambridge Landlord to vacate the Cambridge Premises on or before the Commencement Date. Should the Prior Tenant fail to vacate the Cambridge Premises on or before March 1, 2023, then either the Company or Cambridge Landlord may terminate the Cambridge Lease Agreement, and all rent and security deposits paid by Company shall be refunded to it.

San Francisco Lease Agreement

On October 21, 2022, the Company entered into a lease agreement (the “San Francisco Lease Agreement,” and together with the Cambridge Lease Agreement, the “Lease Agreements”) with JPPF Waterfront Plaza, L.P., with a commencement date of the earlier of (i) the date on which the Company is properly and correctly notified that the Tenant Improvements (as such term is defined in the San Francisco Lease Agreement) are Substantially Complete (as such term is defined in the San Francisco Lease Agreement), or (ii) the date the Company takes possession of the SF Premises (as defined below) for the purpose of conducting business therein. The San Francisco Lease Agreement premises includes approximately 4,703 square feet, located at 1700 Montgomery Street, San Francisco, California (the “SF Premises”). The San Francisco Lease Agreement has an initial term of 63 months. The aggregate estimated rent payments due over the initial term of the San Francisco Lease Agreement is approximately $1.8 million. The Company will pay a security deposit of approximately $0.2 million either in cash or in the form of an irrevocable standby letter of credit, which may be reduced over time in accordance with the terms of the San Francisco Lease Agreement.

The foregoing description of the Lease Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the Lease Agreements, copies of which will be filed as exhibits to the Company’s Annual Report on Form 10-K for the year ending December 31, 2022.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THIRD HARMONIC BIO, INC.

Date:	October 25, 2022	By:	/s/ Robert Ho
Robert Ho Chief Financial Officer